Exhibit 99.(4)(a)(1)

POLICY NUMBER:  [VP99999990]

POLICY SPECIFICATIONS

Base Policy:	Flexible Premium Variable Universal Life Insurance
Policy Date:	[February 1, 2020]
Insured:	[JOHN DOE]
Owner:	[JOHN DOE]
[State Department of Insurance:	(XXX) XXX-XXXX]

Premiums

Planned [Annual] Premium:	$[3,039.58]
7 Pay Premium:	$[3,039.58]
[Guideline Single Premium:	$[17,593.26]
[Guideline Level Premium:	$[1,327.58]
Minimum* Premium Payment:	$[50.00]

*Unless a lower premium payment is required to keep the Policy In Force.

Premium Type

Basic Premium:	This is equal to all premium paid in a policy year, except for any Internal Premium.
Internal Premium:	This is equal to any premium that is received from a replacement or a conversion of an existing Pacific Life policy.

Premium Load Rate

Maximum Basic Premium Load Rate:	[12.00]%
Maximum Internal Premium Load Rate:	[12.00]%

Face Amount Adjustments

Maximum Fee per Evaluation of Insurability:	$[100.00]
Minimum Basic Face Amount Following Requested Decrease:	$[50,000.00]

Withdrawal Conditions

Maximum Fee for Each Withdrawal:	$[25.00]
Minimum Amount of Each Withdrawal:	$[200.00]
Minimum Net Cash Surrender Value Remaining After Withdrawal:	$[500.00]
Minimum Basic Face Amount After Withdrawal:	$[50,000.00]

ICC19 S19KEV

Monthly Deduction Factors

Monthly Deduction End Date:	[May 1, 2105]
Maximum Administrative Charge Per Month:	$[10.00]
Maximum Monthly Asset Charge Rate:	[0.0625% (equivalent to 0.75% annually)]

Accounts

Account Addition Method:	[Account Additions will be added to the Investment Options under the Policy according to the Payment Instructions on file.]
Account Addition Factors:

[Premium payments;]
[Loan repayments;]
[Any Additional Credits;]
[Monthly Deductions or other policy credits (excluding any interest credits) that increase the Accumulated Value under the policy; and]
[Credits under certain riders, if any, which increase the Accumulated Value under the policy.]

Account Deduction Method:	[Account Deductions reduce the Investment Options under the Policy and will be taken proportionately from the Fixed Account Value and the Variable Account Value until each have been reduced to zero.]
Account Deduction Factors:

[Monthly Deductions that reduce the Accumulated Value under the policy;]
[Any Withdrawal from the policy, including any Withdrawal Fee;]
[Standard Policy Loans;]
[Any distribution in order to maintain tax qualification under Code Section 7702 (see Tax Qualification as Life Insurance) or to maintain the policy as a non-MEC under Code Section 7702A (see Modified Endowment Contract Tax Status);]
[Payments, charges and fees under certain riders, if any; and]
[Any charge, fee, or distribution that reduces the policy’s Accumulated Value.]

Additional Credit

At our discretion, on a non-guaranteed basis, we may credit the Accumulated Value with an additional amount.  The additional amount, if any, will be credited no less frequently than annually [as an Account Addition]. Once credited, the additional amount is nonforfeitable.

Loan Account Value

Minimum Loan Amount:	$[200.00]
Guaranteed Annual Loan Account Credit Interest Rate:	[2.00]%
Maximum Annual Loan Account Charge Interest Rate:	[2.25]%
Interest Calculation Method:	[Simple]

Basis of Values Conditions

Guaranteed Interest Rate for Fixed Options:	[2.00]% Annually. Any excess interest declared by us will be guaranteed for one year.
Basis of Value Mortality Table:

2017 CSO Mortality Tables adopted by the NAIC on April 6, 2016, ultimate only, age nearest birthday, composite (not smoker distinct), sex distinct with 80% male and 20% female blend for unisex, capped at 0.083333 per month.

Transfers Between Accounts

Minimum Transfer Amount:	$500
Remaining Balance Amount:	$500
Excess Transfer Charge:	$25 for each transfer exceeding 12 per policy year
Variable Options to Fixed LT Transfer Period:	12 Months
Fixed to Variable Options or Fixed LT Transfer Period:	12 Months
Transfers From the Fixed Account Conditions:

You may transfer from the Fixed Account into either the Variable Options, the Fixed LT Account, or into both. Any transfer is based on either, but not both of the following:

A. During any given Policy year, each Policy month, you may transfer up to 2% of the Accumulated Value in the Fixed Account; or

B. During any twelve-month period, you may make one transfer from the Fixed Account up to the greatest of:

1. $5,000;

2. 25% of the Accumulated Value in the Fixed Account; or

3. The total amount transferred in the prior Policy year from the Fixed Account.

Transfers From the Fixed LT Account Conditions:

You may transfer from the Fixed LT Account one time during any twelve-month period. Such transfer may be made into the Variable Options, the Fixed Account, or into both. Transfer is limited to the greatest of:

1. $5,000;

2. 10% of the Accumulated Value in the Fixed LT Account; or

3. The total amount transferred in the prior policy year from the Fixed LT Account.

Allocations to the Fixed Options Limitations:

A. You may transfer up to 2% of the Accumulated Value in all Variable Options to the Fixed Account each Policy month. Such transfer may not exceed other limitations on allocations.

B. You may transfer up to 100% of the Accumulated Value in all Variable Accounts from the Variable Options to the Fixed LT Account. Such transfer may not exceed other limitations on allocations.

C. Aggregate allocations to the Fixed Options are limited during the most recent 12 months for all policies in which you have any ownership interest or to which payments are made by a single payor, to $10,000,000.

Reinstatement Conditions

Reinstatement Period:	3 Years

Suicide Exclusion

Suicide Exclusion Period:	2 Years from Policy Date

Available Death Benefit Options

Option A:

When elected, the Death Benefit equals the Total Face Amount. When this Death Benefit Option is In Effect, taking a withdrawal may decrease the Total Face Amount as described in the Withdrawals provision of the Policy.

Option B:

When elected, the Death Benefit equals the Total Face Amount plus the Accumulated Value. When this Death Benefit Option is In Effect, taking a Withdrawal does not reduce the Total Face Amount, but rather, reduces the Accumulated Value, which has the effect of reducing the Death Benefit that would be payable.

Death Benefit Qualification Test

Death Benefit Qualification Test in Effect:	[Cash Value Accumulation Test] [Guideline Premium Test]

Death Benefit Elements

Net Amount at Risk Factor:	[1.0016516]
Death Benefit Option in Effect:	[A]
Permitted Death Benefit Option Change(s):	[The Death Benefit Option may be changed to Option A or B.]

Surrender Charge Calculation

Surrender Charge Calculation:	The Surrender Charge is equal to zero.

Illustration Conditions

Maximum Fee for Illustration Requests Per Policy Year:	$[25.00]

[Distribution Program

[Systematic Distribution Program:

This is a program of periodic distribution of Policy values that we designate as a Systematic Distribution Program. We reserve the right to discontinue such a program at any time. The program includes periodic distribution to you of a portion of the Policy’s Accumulated Value through Policy loans and Withdrawals while the Insured is alive and the Policy is In Force. Before entering into any such program, consult with your Producer/Representative and your tax advisor as distributions may have tax ramifications.]]

Summary Of Coverages Effective On The Policy Date

P19PHV	Basic Life Coverage [Guaranteed Issue]
S19KEV
	Face Amount:	[$100,000]
	Insured:	[JOHN DOE]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Nonsmoker]

R19ECV S19ECV	Enhanced Cash Value Rider
	Insured:	[JOHN DOE
	[Insured:	[JANE DOE]]

R19FCR S19FCR	Flex Coverage Rider [Guaranteed Issue]
	Rider Face Amount:	Refer to the Table of Rider Face Amount Applicable to Flex Coverage Rider
	Insured:	[John Doe]
	Sex and Age:	[Male 35]
	Risk Class:	[Select Nonsmoker]

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage [Guaranteed Issue]

Insured:	[John Doe]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate
[1	0.11420
2	0.12510
3	0.13510
4	0.14680
5	0.15850
6	0.17180
7	0.18440
8	0.19520
9	0.20020
10	0.20610
11	0.21190
12	0.21780
13	0.22280
14	0.22860
15	0.23450
16	0.24450
17	0.25790
18	0.27370
19	0.29210
20	0.31300
21	0.33810
22	0.36660
23	0.39920
24	0.43600
25	0.47960
26	0.52900
27	0.58690
28	0.65150
29	0.72450
30	0.80520
31	0.89100
32	0.98280
33	1.07970
34	1.18520
35	1.30350
36	1.44140
37	1.60490
38	1.79600
39	2.01720
40	2.26640
41	2.54020
42	2.83630
43	3.15590
44	3.50430
45	3.89660
46	4.34480
47	4.86390
48	5.43720
49	6.15320
50	6.98110
51	7.94390
52	9.06070
53	10.33800
54	11.78270
55	13.34950
56	15.02480
57	16.75710
58	18.50020
59	20.24350
60	21.89610
61	23.37870
62	25.34290
63	27.50320
64	29.93860
65	32.62170
66	35.52070
67	38.34190
68	41.25060
69	44.19530
70	47.11980
71	49.95900
72	52.64660
73	56.64960
74	61.08170
75	66.01940
76	71.55390
77	77.81150
78	83.33330
79	83.33330
80	83.33330
81	83.33330
82	83.33330
83	83.33330
84	83.33330
85	83.33330
86	83.33330
87+	0	]

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage [Guaranteed Issue]

Insured:	[John Doe]

Policy Year	Coverage Charge
[1	$64.33
2	$64.33
3	$64.33
4	$64.33
5	$64.33
6	$64.33
7	$64.33
8	$64.33
9	$64.33
10	$64.33
11	$64.33
12	$64.33
13	$64.33
14	$64.33
15	$64.33
16	$64.33
17	$64.33
18	$64.33
19	$64.33
20	$64.33
21	$64.33
22	$64.33
23	$64.33
24	$64.33
25	$64.33
26	$64.33
27	$64.33
28	$64.33
29	$64.33
30	$64.33
31	$64.33
32	$64.33
33	$64.33
34	$64.33
35	$64.33
36	$64.33
37	$64.33
38	$64.33
39	$64.33
40	$64.33
41	$64.33
42	$64.33
43	$64.33
44	$64.33
45	$64.33
46	$64.33
47	$64.33
48	$64.33
49	$64.33
50	$64.33
51	$64.33
52	$64.33
53	$64.33
54	$64.33
55	$64.33
56	$64.33
57	$64.33
58	$64.33
59	$64.33
60	$64.33
61	$64.33
62	$64.33
63	$64.33
64	$64.33
65	$64.33
66	$64.33
67	$64.33
68	$64.33
69	$64.33
70	$64.33
71	$64.33
72	$64.33
73	$64.33
74	$64.33
75	$64.33
76	$64.33
77	$64.33
78	$64.33
79	$64.33
80	$64.33
81	$64.33
82	$64.33
83	$64.33
84	$64.33
85	$64.33
86	$64.33
87+	$0.00	]

[Table of Minimum Death Benefit Percentages — Cash Value Accumulation Test

Applicable on the Policy Date]

Insured:	[John Doe]

Policy Year	Minimum Death Benefit Percentage
[1	555%
2	507%
3	491%
4	475%
5	460%
6	445%
7	431%
8	417%
9	404%
10	391%
11	379%
12	367%
13	355%
14	344%
15	333%
16	322%
17	312%
18	302%
19	292%
20	282%
21	273%
22	265%
23	256%
24	248%
25	240%
26	233%
27	226%
28	219%
29	213%
30	206%
31	200%
32	195%
33	189%
34	184%
35	179%
36	174%
37	170%
38	165%
39	161%
40	157%
41	153%
42	150%
43	146%
44	143%
45	140%
46	137%
47	134%
48	132%
49	129%
50	127%
51	125%
52	123%
53	121%
54	119%
55	118%
56	116%
57	115%
58	114%
59	113%
60	112%
61	110%
62	109%
63	108%
64	106%
65	103%
66+	101%]]

[Table of Minimum Death Benefit Percentages — Guideline Premium Test

Applicable on the Policy Date]

Insured:	[John Doe]

Death Benefit
Age	Percentage
[0-40	250%
41	243%
42	236%
43	229%
44	222%
45	215%
46	209%
47	203%
48	197%
49	191%
50	185%
51	178%
52	171%
53	164%
54	157%
55	150%
56	146%
57	142%
58	138%
59	134%
60	130%
61	128%
62	126%
63	124%
64	122%
65	120%
66	119%
67	118%
68	117%
69	116%
70	115%
71	113%
72	111%
73	109%
74	107%
75-90	105%
91	104%
92	103%
93	102%
94+	101%]]